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                                                                     EXHIBIT 5.1


                           [Morrison & Foerster LLP]


                                 March 23, 1999





Beyond.com Corporation
1195 West Fremont Ave.
Sunnyvale, CA 94087

     Re: Beyond.com Corporation (the "Company"); Registration Statement on Form S-1

Ladies and Gentlemen:

     We have examined the Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-74545) and Amendment No. 1 thereto, each filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of the issuance and sale by the Company of up to 3,600,000 shares (the "Shares") of its Common Stock par value $0.001 per share (the "Common Stock") (up to 600,000 shares of which may be issued and sold pursuant to the exercise of an over-allotment option), and the offer and sale by the holders thereof of 1,000,000 shares (the "Selling Stockholder Shares") of outstanding Common Stock. The Shares and Selling Stockholder Shares are to be sold in an underwritten public offering pursuant to an underwriting agreement (the "Underwriting Agreement").

     As counsel to the Company in connection with this transaction, we have examined and relied on such documents, corporate records and other instruments and made such further investigation and inquiry as we have deemed necessary to reach the opinions expressed herein. In making the foregoing examination, we have assumed the genuineness of all signatures on original documents and of all copies submitted to us. Based solely upon the foregoing, subject to the comments and exceptions hereinafter stated, it is our opinion that:

     1. The Selling Stockholder Shares have been duly and validly issued and are fully paid and nonassessable.

     2. The Shares, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be duly and validly issued, fully paid and nonassessable.

     We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect as of the date hereof.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. We express no opinion as to matters governed by laws of any jurisdiction other than the substantive laws of the State of Delaware, and the federal laws of the United States of America as in effect on the date hereof.

                                                     Very truly yours,

                                                     /s/ Morrison & Foerster LLP